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Exhibit 10.13

                                 WMS GAMING INC.

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT ("Agreement") is made as of the 15th day of December, 1999, by and between WMS GAMING INC., a Delaware corporation with offices at 3401 N. California Avenue, Chicago, IL 60618 ("Licensor") and MULTIMEDIA GAMES, INC., a Texas corporation with offices at 8900 Shoal Creek Blvd., Suite 300, Austin, TX 78755. ("Licensee").

                              W I T N E S S E T H:

     WHEREAS, Licensor owns or controls all the rights in Licensor's gaming device trademarks and logos associated therewith and audio-visual works, including without limitation sounds, music, graphics, characters and game play, embodied therein, all as more specifically described on Exhibit A and Exhibit B hereto; and

     WHEREAS, Licensee is engaged in the business of manufacturing, distributing and selling gaming devices (herein such articles embodying and utilizing the Licensed Property (as defined below) shall be referred to as the ("Licensed Products"); and

     WHEREAS, Licensee desires to use Licensor's gaming device trademarks and logos associated therewith and audio-visual works, including sounds, music, characters and game play, embodied therein as specifically set forth on Schedules A and B attached hereto (the "Licensed Property") in connection with the lawful manufacture, distribution and sale of the Licensed Products at tribal casinos within the State of Washington, located on "Indian lands," as defined in Title 25, Section 2703(4) of the United States Code, and operating under tribal/state compacts (or other arrangement) with the State of Washington;

     NOW THEREFORE, the parties hereto agree as follows:

1.   GRANT OF LICENSE:
     -----------------

     1.01 Licensor hereby grants and Licensee hereby accepts, for the term of this Agreement and subject to the terms hereinafter set forth, the limited exclusive license without the right to sublicense, to utilize the Licensed Property to manufacture, market, distribute and sell the Licensed Products solely to Indian tribes on Indian lands in the Territory (as defined below)


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only through direct sales. In the event Licensor desires to offer the Licensed
Property on a lease or revenue participation basis, Licensee shall first contact Licensor and receive written authority to offer the Licensed Property on a lease or revenue participation basis. It is understood that this license does not include any rights to subsequent versions of the Licensed Property and that Licensee is acquiring rights only to the Licensed Products and that no ancillary rights, or rights to any other medium of commercial exploitation of the Licensed Property.

     1.02 Notwithstanding any other terms hereof to the contrary, the obligations of Licensor and Licensee hereunder are subject to Licensor obtaining all gaming licenses, permits and approvals necessary for Licensor to consummate the transactions contemplated hereunder (the "Licensor Approvals"). In no event shall Licensee market, distribute, lease, sell or place into operation any Licensed Product, and in no event shall Licensee be required to meet the guaranteed minimum requirements of Section 5 below, until all Licensor Approvals have been obtained. In the event all Licensor Approvals are not obtained by June 1, 2000, or in the event the Washington State Gambling Commission ("the Commission") does not render its approval of this Agreement by such date, either party may elect to terminate this Agreement, in which event Licensee shall return all of the Licensed Property to Licensor and shall terminate any and all use of the Licensed Property. Pending receipt of the Licensor Approvals or until such time as the Commission shall otherwise approve the receipt of such funds by Licensor, the Advance (as hereafter defined) shall be held in an interest bearing escrow account for the benefit of Licensor. Such funds shall be returned to Licensee only in the event of a termination pursuant to this Section 1.02.

2.   TERRITORY:
     ----------

     The Licensee shall be entitled to market, distribute, sell and maintain the Licensed Products only throughout the state of Washington (the "Territory") to tribal casinos (the "Tribal Casinos") located on Indian land, and operating under tribal/state compacts (or other arrangement) with the State of Washington.

3.   TERM:
     -----

     The license granted hereunder shall become effective on November 1, 1999, and, unless sooner terminated in accordance with the terms and conditions hereof, shall expire December 31, 2001 (the "Term"); provided, however, that for so long as Licensee is not in breach of this Agreement, the license hereunder shall continue on a non-exclusive basis after the Term for as



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long as Licensee or the Tribal Casinos are utilizing the Licensed Products.

4.   CONSIDERATION:
     --------------

     4.01 Licensee shall pay Licensor the sum of $100,000 as a non-refundable advance against License fees payable to Licensor under this Agreement (the "Advance"). The Advance shall be payable upon execution of this Agreement and shall be applied on a prorated basis toward the license fee for the first 250 Licensed Products sold by Licensee.

     4.02 Licensee shall pay to Licensor a License fee of $2,500.00 per unit for each unit of the Licensed Products invoiced, distributed, placed for trial or sold by Licensee ("License Fees"). License Fees shall be due and payable to Licensor on all Licensed Products distributed by Licensee, even if not billed or if not billed at regular price, such as, but not limited to, introductory offers or trials; provided, however, that no License Fees shall be payable on a reasonable number of Licensed Products (not to exceed four (4) units of a particular Licensed Product) furnished for free for promotional purposes only. Licensee is not permitted to sell or distribute Licensed Products through sub-licensees or affiliates without the prior written approval of Licensor. Notwithstanding anything to the contrary in this Agreement, where Licensee provides Licensed Products to a customer without charge or at a reduced price for the purpose of "price protection" or another purpose relating to other products of Licensee, such Licensed Products shall be deemed to have been sold at the regular price and all License Fees due Licensor are to be paid by Licensee.

5.   GUARANTEED MINIMUM:
     -------------------

     Licensee guarantees to Licensor a minimum purchase of one thousand 1,000 units of Licensed Products during the one year period commencing on the later to occur of (i) the Licensor Approvals, and (ii) the date on which the Commission issues its approval of this Agreement (the "First Year"), and Licensee shall purchase a minimum of two hundred fifty (250) units of Licensed Products during each quarter of the First Year. In addition, Licensee shall use commercially reasonable efforts to purchase an additional one thousand (1,000) units of Licensed Products during the one year period following the First Year (the "Second Year"), at a rate of 250 units of Licensed Property each quarter; provided, that, if Licensor sells less than 1,000 units of Licensed Property during the Second Year, Licensee shall pay Licensor the amount of $500 times the difference between 1000 units and the amount actually sold by



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Licensee, with such payment being due within fifteen (15) days after the end of the Second Year. To the extent that Licensee sells over 1,000 units of the Licensed Property prior to the end of the Second Year, Licensee shall have the right to apply such excess units of Licensed Property to its obligations for the Second Year.

6.   ACCOUNTING:
     -----------

     6.01 Licensee agrees to forward to Licensor, within thirty (30) days after the end of each calendar quarter during the Term (the "License Period") commencing with the first calendar quarter during which any unit of the Licensed Products is sold or distributed, a report of the number of units of the Licensed Products sold or distributed by Licensee within such License Period, the License Fee due therefor, all information necessary to calculate such License Fee, the number of units returned and any License Fees credit claimed for units so returned. Licensee agrees that accompanying each such report shall be payment of the License Fees due to Licensor, if any, earned by Licensor during such License Period, less the portion of the Advance paid to Licensor to date and not yet recouped by Licensee. Such reports shall be required to be submitted with respect to sales and distributions of the Licensed Products whether or not any amounts are due under the terms hereof. All payments under this Agreement shall be made in U.S. dollars. Unless otherwise agreed in writing between the parties hereto, payment shall be made by wire transfer of immediately available funds or corporate check to Licensor payable (30) days after shipment from Licensee's factory.

     6.02 Licensee agrees to keep accurate books of account and records covering all sales and License Fees due under this Agreement and to permit Licensor at its own expense to inspect and copy such books of account and records during reasonable business hours (upon prior reasonable written notice) for the sole purpose of verifying the reports to be provided hereunder. Licensor shall keep any information obtained from any such inspection in confidence and shall require that its accountants do so as well, provided that Licensor shall not be liable for disclosure of any confidential information if the same is disclosed to any employee, officer, or other individuals of Licensor's affiliates or licensors; is disclosed to Licensor's attorneys or other advisors; is disclosed pursuant to a judicial order; was or becomes generally known to the industry through no fault of Licensor; was known to Licensor at the time of disclosure by Licensee; is disclosed inadvertently despite the exercise of the same degree of care as a reasonable person takes to preserve and safeguard their own proprietary information; is disclosed



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with prior approval; becomes known to Licensor from a source other than
Licensee; or is disclosed in the exercise of Licensor's rights under this Agreement. In the event that any audit by Licensor's accountants reveals that Licensee has underpaid License Fees by five percent (5%) or more with respect to any License Period which is the subject of such audit, Licensee agrees that it shall reimburse Licensor for the reasonable costs for any such audit. All books of accounts and records relating to each report to be provided under this Agreement shall be retained by Licensee for at least two (2) years after the termination or expiration of this Agreement and Licensor's audit rights shall survive termination or expiration of this Agreement. Licensee shall pay to Licensor the amount of any deficiency discovered by Licensor, with interest from the date such deficiency was originally due, within fifteen days after receipt of notice thereof from Licensor. Licensee agrees that Licensor may delegate its audit right to Licensor's licensors or affiliates. Licensee shall not interfere with Licensor's auditors in the performance of their duties.

     6.03 If Licensee fails to timely submit accurate reports and License Fees, Licensee shall pay interest on overdue amounts at the monthly rate of one and one-half percent (1.5%) or the highest rate permitted by law, whichever is lower.

     6.04 Licensee shall be solely responsible for and shall pay any and all taxes, levies, duties or other fees or charges which may be imposed by any governmental jurisdiction including tribal, as a result of the parties' performance under this Agreement; provided, however, that Licensor shall be solely responsible for taxes on Licensor's income and fees and other impositions relating to Licensor's licensing in any jurisdiction which may be required due to this Agreement, including without limitation background investigations. If Licensee is required by a governmental authority to pay withholding taxes on any License Fees payable to Licensor, Licensee will promptly provide to Licensor copies of documents evidencing the withholding and payment of such taxes. Licensee will cooperate in all reasonable ways with Licensor to minimize such withholding taxes.

7. QUALITY OF LICENSED PRODUCTS:
   -----------------------------

     7.01 The Licensed Products and any packaging therefor which contains any Licensed Property as manufactured, advertised, sold, distributed or otherwise disposed of by Licensee under this Agreement, shall be of a high quality. Licensor shall have the right to determine in its reasonable discretion whether the Licensed Products and such packaging meets Licensor's high



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standards of merchantability. Licensee agrees to furnish Licensor free of cost for Licensor's written approval as to quality and style, up to six (6) stand-alone, demonstration player stations of each of the Licensed Products capable of running a demonstration of the applicable game(s), but not able to play any applicable game(s), and all packaging therefor, before the manufacture, sale or distribution (whichever first occurs) of such Licensed Products and the Licensed Products shall not be sold or distributed by Licensee without such written approval. Such demonstration player stations shall be submitted for approval in final form (including all applicable artwork and sound). Licensor may retain such demonstration player stations at its option. In addition, Licensee shall furnish up to six (6) free demonstration player stations for each Licensed Product to Licensor at the time of commencement of sale of each of the Licensed Products. License Fees shall not be paid by Licensee on such demonstration player stations. Licensee acknowledges that Licensor's approval may be conditioned upon the approval of Licensor's licensors or the approval of governmental regulatory authorities having jurisdiction over Licensor. Licensee shall include such notices, waivers or other similar documents as reasonably requested by Licensor with the packaging of the Licensed Products.

     7.02 If Licensor shall disapprove of any item submitted by Licensee for approval hereunder, Licensor shall furnish at the time notice of disapproval is given to Licensee an explanation of the reason(s) for such disapproval and recommendations for suggested changes and Licensee shall resubmit such item after changes have been made for Licensor's approval.

     7.03 In the event that the quality of any Licensed Products or packaging approved by Licensor shall become less than that approved by Licensor and Licensee shall fail to raise the quality to the approved level within thirty
(30) days after receiving written notice from Licensor, the license granted under this Agreement shall automatically terminate and shall remain terminated until Licensor shall subsequently renew its approval of the Licensed Product and packaging.

     7.04 If approval is not received by Licensee within fifteen (15) business days after Licensor's receipt of the item submitted for approval, Licensor's approval shall be deemed to have been granted. Subsequent to final approval, Licensor may require Licensee to send a production sample (but in any event not more than six (6)) to Licensor at the time quarterly License accounting reports are sent in order to ensure quality control. Should Licensor require additional samples, up to a maximum of 10, for any reason other than resale or any other


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commercial exploitation by Licensor, Licensee shall be required to sell the required units of each Licensed Products to Licensor at its cost; provided that such sales are legal in the applicable jurisdiction(s). License Fees shall not be due on any samples submitted for approval or purchased by Licensor at Licensee's cost.

8.   TRADEMARK AND COPYRIGHT:
     ------------------------

     8.01 "Notice" as used in this paragraph shall mean the notice provided to Licensee on applicable artwork accompanying the Licensed Property. Licensee shall also use the (R) and/or the (TM) , as applicable, with the marks on attached Schedules A and B, and the (R) or (TM) with the other trademarks of Licensor and its licensors and affiliates, as Licensor may specify. Licensor shall have the right to change the Notice by written notice to Licensee. Licensee shall also prominently display Licensor's logo on the screen representation of the Licensed Product and on all materials relating to the Licensed Product, including manuals and promotional materials.

     8.02 Licensee shall print the Notice on each label, advertisement and promotional release concerning any Licensed Product, all in accordance with written instructions from Licensor. The Notice shall be displayed on the title screen of the Licensed Products and in manual packaged with the Licensed Product. A copy of the final artwork of the form of such Notice to be used by Licensee shall be submitted to Licensor for its written approval. Licensee agrees to execute and deliver to Licensor, in such form as Licensor may reasonably request, all instruments necessary to effectuate trademark and copyright protection or to record Licensee as a registered user of any trademarks included in the Licensed Property or to cancel such registration upon the termination of the license granted hereunder and if Licensee fails to execute such instruments, Licensee hereby appoints Licensor as Licensee's attorney-in-fact to do so on Licensee's behalf. Licensee shall also furnish Licensor for Licensor's written approval and prior to use, final samples of all advertising or promotional or other materials (including, without limitation, non-print material) relating to the Licensed Products, which shall bear the Notice. Such material shall be submitted for approval in final form (including color), with non-print advertising material being submitted in script or tape form. Any changes to such materials shall be made within thirty (30) days from Licensor's request, and such materials shall then be re-submitted for approval.

     8.03 Subject to the terms of this Agreement, Licensee acknowledges and agrees that: All copyrights, trademarks and service marks and rights to same listed on Schedules A and B

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attached hereto in the name of and/or owned by Licensor or its licensors or affiliates shall be and remain the sole and complete property of Licensor or its licensors or affiliates; that all such copyrights, trademarks and service marks and rights to same and rights in the name of or owned by any copyright proprietor other than Licensor, its licensors and affiliates or Licensee shall be and remain the sole and complete property of such copyright proprietor; that all copyrights, trademarks and service marks which, and/or the right to use which, arise out of the license hereby granted to use the Licensed Property shall be and remain the sole and complete property of Licensor and its licensors and affiliates; that Licensee shall not at any time acquire or claim any right, title or interest of any nature whatsoever in any such copyright, trademark or service mark by virtue of this Agreement or of Licensee's uses thereof in connection with the Licensed Products; and that any right, title or interest in or relating to any such copyright, trademark or service mark, which comes into existence as a result of, or during the term of, the exercise by Licensee of any right granted to it hereunder shall immediately vest in Licensor and/or its licensors and/or affiliates, as the case may be. Under no circumstances may Licensee apply for registration of any such trademark, copyright or service mark.

     8.04 Licensee agrees to assist Licensor and its affiliates and licensors, at their expense and to the extent necessary, to protect any of their rights to the Licensed Property, Licensed Products and related materials, and Confidential Information (as defined below). Licensee shall notify Licensor in writing of any infringements or imitations by others of the Licensed Property on articles similar to those covered in this Agreement which may come to the Licensee's attention, or any other unauthorized use of the Licensed Property, Licensed Products or related materials or Confidential Information or any portion thereof. Licensor or its licensors or affiliates shall have the right to commence action to enforce their proprietary rights and prosecute any such infringements, and Licensee agrees to fully cooperate, at Licensor's expense, in any such action. However, Licensee shall not incur any such expense reimbursable by Licensor without Licensor's prior express written approval and all recoveries resulting from any such action shall belong solely to Licensor and its licensors and affiliates. In the event Licensor declines to pursue any such action, Licensee may, with Licensor's written permission, institute such an action, and Licensor, at Licensee's expense, shall cooperate in such action instituted by Licensee and all recoveries resulting from any such action shall belong solely to Licensee.



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     8.05 Licensee recognizes the great value of the good will associated with the Licensed Property and the identification of the Licensed Products with the Licensed Property, and acknowledges that the Licensed Property and all rights therein and good will pertaining thereto belong exclusively to Licensor and its licensors and affiliates, and have a secondary meaning in the mind of the public. Licensee acknowledges and agrees that the use of the Licensed Property shall accrue exclusively to the benefit of Licensor and its licensors and affiliates, and all ownership, copyrights, trademarks and other rights in the Licensed Property and in all artwork, packaging, copy, literary text and advertising and promotional material of any sort incorporating or based on the Licensed Property, including all such material developed by Licensee, shall be in Licensor's name or as otherwise directed by Licensor.

9.   MATERIALS:
     ----------

     9.01 Notwithstanding anything contained in this Agreement to the contrary, all artwork, designs, copy, literary text, advertising and promotional material (including, without limitation, translations of copy or text of the Licensed Property and other localizations of the Licensed Property made by Licensee), or other works of authorship incorporating or based on the Licensed Property which are designed, developed and/or created by or on behalf of Licensee (or any of its contractors), shall be and remain Licensor's or Licensor's designee's sole and exclusive property, inclusive of all copyrights and right to copyright therein and thereto for the life of the copyright therein; provided, that during the term of this Agreement, Licensee shall have the right, license and privilege to use all such above described materials in connection with its exploitation, sale and distribution of the Licensed Products within the Territory; provided, however, that nothing in this sentence shall be construed to abridge Licensor's rights to further license the Licensed Property outside the Territory or to license within the Territory subsequent to the Term. Upon any expiration or termination of this Agreement, Licensee shall immediately deliver to Licensor all copies possessed by Licensee of the artwork, designs, packaging, copy, literary text, advertising and promotional material, or other works of authorship incorporating or based on the Licensed Property. During the Term and thereafter, Licensee shall execute and deliver such additional documents and take such other actions as Licensor or its designee may reasonably request to accomplish the purposes of this Paragraph 9.01, including without limitation, evidencing and vesting in Licensor or its designee the ownership of all rights in all



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artwork, designs, packaging, copy, literary text, advertising and promotional material and other works of authorship incorporating or based on the Licensed Property.

     9.02 Licensor shall make available to Licensee artwork relating to the Licensed Property which Licensor possesses for Licensee's use in connection with the exploitation of the Licensed Property.

10.  MANUFACTURE, MARKETING AND DISTRIBUTION:
     ----------------------------------------

     10.01 The first shipment of units of each Licensed Product by Licensee in the Territory shall occur no later than sixty (60) days after the later of (i) Licensor's approval under Section 7 hereof or (ii) the approval of the State of Washington and the approval of the first tribal authority. If such shipment has not occurred within this time frame, Licensor shall have the immediate right to terminate this Agreement.

     10.02 Licensee agrees that it will diligently and continuously manufacture, distribute and sell the Licensed Products and that it will make and maintain adequate arrangements for the distribution of the Licensed Products. Licensee shall arrange for the manufacturing, marketing and distribution of the Licensed Products using its best efforts to effect distribution as widely as possible throughout the Territory.

     10.03 Licensee agrees that it will sell and distribute the Licensed Products at a competitive price, and only to tribal casino operators within the Territory having compacts (or other arrangements) with the State of Washington. In the event any sale is made at a special price to any of Licensee's subsidiaries or to any other person, firm or corporation related in any manner to Licensee or its officers, directors or major stockholders, there shall be full License Fees paid on such sales.

     10.04 Licensee shall develop data contained in the Licensed Product (to the extent it is permitted to do so), all artwork, designs, packaging, copy, literary text, other computer software, and advertising and promotional material of any sort incorporating or based on the Licensed Property using its own employees, not independent contractors, sublicensees or affiliates, unless Licensee has received the prior written approval of Licensor to use such independent contractors, sublicensees or affiliates. If Licensee wishes to use sublicensees, affiliates or contractors to do so, Licensee shall first obtain the written consent of Licensor, which consent may be conditioned upon such third party complying with Licensor's compliance program and executing an agreement acceptable to Licensor protecting the rights and interests of Licensor and its affiliates



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and licensors under this Agreement. Manufacture of the Licensed Products, packaging, advertising and promotional material shall be at Licensee's sole expense.


11.  REPRESENTATIONS AND WARRANTIES:
     -------------------------------

     11.01 Licensee hereby represents and warrants that it is free to enter into and fully perform this Agreement; that Licensee is a corporation validly existing under the laws of the State of Texas and qualified to conduct business in the State of Washington; that Licensee has all licenses and permits required to allow Licensee to sell the Licensed products in the Territory; that all ideas, creations, materials and intellectual property furnished by Licensee in connection with the Licensed Products will either be Licensed Property or Licensee's own and original creation (except for matters in the public domain) or used under a valid license agreement between and that any intellectual property of Licensee used by Licensee in connection with the Licensed Property (other than the Licensed Property) will not infringe upon or violate any rights of any third party of any nature whatsoever or any applicable federal, state or local law or regulation; and that it will be solely responsible for and shall pay all sums due any other parties entitled to receive compensation in connection with the same.

     11.02 Licensor hereby represents and warrants that Licensor has the full and exclusive right and power to enter and fully perform this Agreement; that Licensor is a corporation validly existing under the laws of the State of Delaware; that Licensor is the owner of the Licensed Property and has the full and exclusive power to grant the rights and licenses to the Licensed Property as described herein; that Licensor has not heretofore granted such rights to the Licensed Property to any other person or entity for use in the Territory; that Licensor is free to enter into this Agreement; that Licensor will be solely responsible for and shall pay all sums due any other parties entitled to receive any compensation in connection with the Licensed Property; and that the Licensed Property used pursuant to the license granted herein will not infringe upon or violate any rights of any third party of any nature whatsoever or any applicable federal, state or local law or regulation; and that it will be solely responsible for and shall pay all sums due any other parties entitled to receive compensation in connection with the same.

12.  INDEMNIFICATION:
     ---------------

     12.01 Each party hereto agrees to indemnify and hold the other (including officers, directors, agents and employees of such party or its subsidiaries, affiliates and licensors) harmless against any loss, damage, expense or cost (including reasonable attorneys' fees) arising



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out of any claim, demand, suit or judgment resulting from any breach of any warranty or representation set forth in Paragraph 11 above. Each party shall promptly inform the other in writing of any such claim, demand, suit or judgment.

     12.02 Licensee additionally agrees to indemnify and hold Licensor (including officers, directors, agents and employees of such party or its subsidiaries, affiliates and licensors) harmless from any and all claims, damages, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of Licensee's manufacture, marketing, advertising, promotion, use and sale of the Licensed Products, including claims of product liability and the unauthorized use by Licensee of any trademark, copyright, patent or other proprietary rights of others; provided, however, that Licensor shall remain liable for any infringement on the rights of third parties arising from the use of the Licensed Property, which shall be included in Licensor's indemnification under Paragraph 12.01 above. In the event that Licensee shall be obligated to Licensor pursuant to the terms hereof or in the event that a suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which Licensee may become obligated to Licensor hereunder, Licensor shall give prompt written notice to Licensee of the occurrence of such event.

     12.03 In connection with any such claim, demand or suit referred to above, the party so indemnifying (the "Indemnitor") agrees to defend, contest or otherwise protect the indemnified party (the "Indemnitee") against any such suit, action, investigation, claim or proceeding at the Indemnitor's own cost and expense. The Indemnitee shall have the right, but not the obligation to participate, at its own expense, in the defense thereof by counsel of its own choice. In the event that the Indemnitor fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnitee shall have the right upon twenty (20) days' written notice to the Indemnitor to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitor, including without limitation, reasonable attorneys' fees, disbursements and all reasonable amounts applied as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof, provided, Licensor shall control all infringement litigation brought against third parties involving or affecting the Licensed Property. The obligations hereunder shall survive the termination or expiration of this Agreement.



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     12.04 Licensee agrees that it will obtain and maintain during the Term at its own expense, general liability insurance (including coverage for product liability) from a recognized and qualified insurance company naming Licensor as additional insured in the amount of at least $3 million per occurrence against any claims, suits, losses or damages, including attorneys' fees, arising out of any alleged defects in the Licensed Products or packaging or the manufacture, marketing, distribution, sale or use of the Licensed Products. Such policy shall be non-cancelable except after thirty (30) days' prior written notice to Licensor. As proof of such insurance, a fully paid certificate of insurance will be submitted to Licensor by Licensee for Licensor's prior written approval before any Licensed Product is distributed or sold, and at the latest within thirty (30) days after the date of this Agreement.

     12.05 Licensor, its affiliates and licensors shall not be liable for any incidental, consequential, punitive or indirect damages arising out of or in connection with this Agreement or other damages, losses or claims in any way incurred by Licensee in manufacturing, marketing, advertising and selling the Licensed Product, except as provided in Paragraph 12.02. Licensor, its affiliates and licensors shall not be liable for any damages, loss or claim relating to the functioning of the Licensed Property or Licensed Products, including, without limitation, consequential, special, punitive or actual damages.

13.  RESERVATION OF LICENSOR'S RIGHTS:
     ---------------------------------

     13.01 Licensor shall not be prevented from granting to third parties the right to use the Licensed Property in any manner whatsoever except that Licensor shall grant no other licenses effective during the term of this Agreement for the use of the Licensed Property in connection with the sale or exploitation of any Licensed Products in the Territory. Licensee shall have the exclusive right to use the Licensed Products in the Territory.

14.  EVENTS OF DEFAULT AND TERMINATION:
     ----------------------------------

     14.01 Licensee shall be deemed to be in default of this Agreement, and Licensor shall have the right to immediately terminate this Agreement, in the event Licensee fails after fifteen (15) days' written notice to Licensee to make any payment due and owing under the terms of this Agreement, furnish any statement in accordance herewith, or completely comply with any other of Licensee's material obligations hereunder.

     14.02 If during the Term of this Agreement Licensee shall be unable to pay its liabilities when due, or shall make any assignment for the benefit of creditors, or shall file any petition



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under any federal or state bankruptcy statute, or be adjudicated a bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy shall be appointed under the laws of the United States or any state, and in the case of an involuntary filing only, such impediment is not removed within thirty (30) days from the inception of same, Licensor may terminate this Agreement upon written notice.

     14.03 If during the Term of this Agreement any of Licensee's gaming licenses is suspended, revoked or otherwise impacted by any gaming regulatory agency, Licensor shall have the right to terminate this Agreement.

     14.04 Licensor shall be deemed to be in default of this Agreement, and Licensee shall have the right to immediately terminate this Agreement, in the event Licensor fails, after fifteen (15) days' written notice to Licensee, to completely comply with any of Licensor's material obligations hereunder. If, during the Term of this Agreement, Licensor shall be unable to pay its liabilities when due, or shall make any assignment for the benefit of creditors, or shall file any petition under any federal or state bankruptcy statute, or be adjudicated a bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy shall be appointed under the laws of the United States or any state, and in the case of an involuntary filing only, such impediment is not removed within thirty (30) days from the inception of same, Licensor may terminate this Agreement upon written notice. Further, if during the Term of this Agreement any of Licensor's gaming licenses are suspended, revoked or otherwise impacted by any gaming regulatory agency, or if Licensor is determined by a court of competent jurisdiction not be the owner of any of the Licensed Property, Licensee shall have the right to terminate this Agreement.

15.  EXPIRATION OR TERMINATION OF AGREEMENT:
     ---------------------------------------

     15.01 Upon expiration or termination of this Agreement, all rights granted to Licensee herein shall forthwith revert to Licensor; provided, however, that for so long as Licensee is not in default, Licensee and the Tribal Casinos shall have the right to continue to use and maintain the Licensed Products, along with the associated Licensed Property, already in operation, along with the following consequences:

     (a) all License Fees and guaranteed minimums shall be immediately due and payable;

     (b) Licensor shall thereafter be free to license others to use the Licensed Property in connection with the manufacture, advertisement, distribution and sale of gaming devices, including devices identical or similar to the Licensed Products in the Territory;

(c) Licensee shall (i) within thirty (15) days following termination or expiration, deliver a preliminary accounting and inventory to Licensor of all Licensed Products on hand and all Licensed Products sold up to the date of termination or expiration; (ii) within forty-five (45) days following such termination or expiration, deliver a final accounting and inventory to Licensor of all Licensed Products on hand and all Licensed Products sold up to the date of termination or expiration; (iii) make payment to Licensor of all monies then outstanding under this Agreement within fifteen (15) days following termination or expiration; (iv) certify within forty-five (45) days following termination or expiration full compliance with this Agreement, including but not limited to the provisions of this paragraph;
     (v) allow Licensor and its agents and representatives or its licensors to conduct a physical inspection and inventory of the Licensed Products and reasonably cooperate with their efforts and (vi) at Licensor's election, deliver to Licensor all unsold copies of the Licensed Products in inventory or destroy the remaining inventory and certify as to the remaining inventory's destruction (subject to subparagraph (d) below);

(d) in the event of expiration or termination of this Agreement, other than a termination by Licensor as a result of a material breach of this Agreement by Licensee, subject to the provisions of Paragraph 4 hereof, Licensee may continue to sell for a period of ninety (90) days (subject to termination by Licensor as a result of a material breach of this Agreement by Licensee) after the effective date of termination ("Sell-Off Rights") all approved copies of the units of the Licensed Products produced prior thereto. Within fifteen (15) days following the expiration or termination of the Sell-Off Rights, Licensee shall (i) deliver a final accounting to Licensor containing the information specified for periodic statements; (ii) make payment of all monies due hereunder to Licensor; and (iii) deliver the remaining inventory to Licensor or, at Licensor's election, destroy the remaining inventory and certify as to the remaining inventory's destruction.

In the event this Agreement expires or is terminated as a result of a breach of this

Agreement by Licensee or otherwise at the expiration of the Sell-Off Rights, all of Licensor's and its affiliates' and licensors' materials, including, without limitation, the Confidential Information, shall be returned to Licensor by Licensee and no further disposition or use of the Licensed Products may be made without the prior written approval of Licensor.

     15.02 Licensee acknowledges that its failure (except with respect to its Sell-Off Rights) to cease the manufacture, sale or distribution of the Licensed Products immediately upon the termination or expiration of this Agreement will result in immediate and irreparable injury to Licensor, its licensors and affiliates and any subsequent distributor appointed by any of them. Licensee acknowledges and admits that there is no adequate remedy at law for such failure and agrees that in the event of such failure Licensor and its licensors shall be entitled to equitable relief by way of temporary or permanent injunctions without the necessity of posting bond or other security and any such further relief as any court with jurisdiction may deem just and proper.

16.  NOTICES:
     --------

     Any notice, consent, approval, request, waiver or statement to be given, made or provided for under this Agreement shall be in writing and deemed to have been duly given (i) by its delivery personally or by express mail; (ii) by its being sent by telefax or telex (confirmed in writing); or (iii) five days after its being mailed, registered or certified, return receipt requested in a U.S. Post Office addressed to Licensor's or Licensee's address as set forth on page one hereof (to the attention of President), or to such other address as either party may designate by notice given as aforesaid. A copy of any notice sent to Licensor shall also be sent to Vice President and General Counsel, WMS Industries Inc., 3401 North California Avenue, Chicago, Illinois 60618.

17.  CONFIDENTIAL INFORMATION/NON-SOLICITATION:
     ------------------------------------------

     Licensee shall keep in confidence, not disclose to any third party and not use for any purpose except its performance under this Agreement, without the written permission of Licensor, the terms of this Agreement and the information of Licensor, its affiliates or licensors made known to Licensee under this Agreement (collectively "Confidential Information"). The foregoing requirement of confidentiality shall not apply to information that is (a) in the public domain through no wrongful act of Licensee, (b) disclosed to Licensee by a third party which is under no obligation of confidentiality with respect to such information and which does not place

Licensee under such an obligation, or (c) required to be disclosed by applicable rules and regulations of government agencies or judicial bodies. This obligation of confidentiality: (i) shall survive termination of this Agreement and (ii) shall extend to any subcontractor of Licensee and Licensee agrees to obtain from each such subcontractor a written agreement to abide by the foregoing confidentiality requirements. Each party agrees not to make any public statements or to issue any press release regarding this Agreement without the prior consent of the other party.

18.  SPECIFIC UNDERTAKINGS:
     ----------------------

     18.01 During the term of this Agreement and thereafter, Licensee:

     (a) will not challenge the ownership or rights of Licensor or its licensors or affiliates in and to the Licensed Property, Licensed Products and related materials or Confidential Information, or any copyright, patent or trademark pertaining thereto developed by or for Licensor or its licensors or affiliates, nor attack the validity of the license granted hereunder or participate in any challenge thereto;

     (b) will manufacture, market, sell and distribute Licensed Products of merchantable quality and which are safe for public use in an ethical and lawful manner and in compliance with all applicable treaties, laws, ordinances and governmental rules and regulations and in accordance with the terms and intent of this Agreement, and will comply with any regulatory agencies which have jurisdiction over Licensee or the Licensed Products including tribal;

     (c) will not create any expenses chargeable to Licensor without Licensor's prior written approval, and will not harm, misuse or bring into disrepute the reputation of Licensor, its affiliates and licensors;

     (d) will not except as set forth in this Agreement, either directly or indirectly, use or display or authorize others, with the exception of the Tribal Casinos, to use or display the Licensed Property in connection with any advertising, assembly, manufacture, distribution, use, sale or lease of any goods, other than in connection with the manufacture and sale of the Licensed Products under this Agreement; and

     (e) shall be responsible for obtaining any and all approvals required to offer the Licensed Property for sale within the Territory. This requirement specifically refers to but is not limited to obtaining all required approvals from the State of Washington Gambling Control Board or its predecessor.

19.  COMPLIANCE WITH LAWS:
     ---------------------

     (a) Licensee intends that the Licensed Property hereunder are to be operated by tribal casinos under federal law and tribal/state compacts (or other arrangements) with the State of Washington and any applicable tribal regulations and in compliance with all other governmental or municipal laws governing this Agreement. Licensee and all purchasers of Licensed Property from Licensee are responsible for the operation of each game containing the Licensed Property in accordance with all applicable laws and regulations. Licensee's factory settings for games may require adjustment in order to comply within application laws and regulations. Licensor agrees that it is the responsibility of Licensee to determine whether adjustments are necessary and, if such adjustments are necessary, to make such adjustments prior to operating the game.

     (b) Licensee will be solely responsible for obtaining any business permits, authorizations or similar licenses required by any governmental authority or otherwise and will be solely responsible for compliance with all laws, rules and regulations and other governmental requirements applicable to the use, operation or sale of games within the Territory and all shipment instructions made by the Licensee shall be in compliance with all rules and regulations of the governments within the Territory, or any political subdivision thereof or other governmental agency, or any commission, board, bureau or instrumentality and Licensed Property will only be warehoused, stored, sold and/or operated by Licensee in jurisdictions where legal to do so.

     (c) Licensee shall promptly provide Licensor with all information reasonably requested by the Compliance Committee of Licensor's ultimate parent corporation, WMS Industries Inc. ("WMS"), with respect to Licensee's (including Licensee's officers', directors' and controlling shareholders') financial condition, litigation, indictments, criminal proceedings, and the like, in which they are or may have been involved, if any, in order for the WMS Compliance Committee to determine that no such information would disclose any fact which would jeopardize, in any manner, any gaming licenses or permits held by WMS or its affiliates with any gaming commission, board or similar regulatory agency. In the event that Licensee shall fail to so provide all such requested information, or if such information with respect to Licensee as provided by Licensee or as obtained as a result of WMS' own investigation, discloses facts concerning Licensee which could, in the sole opinion of the WMS Compliance Committee, jeopardize the obtaining of such gaming licenses or permits or the maintaining of such gaming licenses or permits with any gaming commission, board, or similar regulatory agency; then, Licensor shall have the right upon ten (10) days written notice to Licensee to terminate this Agreement, in which case, it will have no further affirmative obligations to Licensee, other than to give Licensee reasonable access to information disclosed. Licensee shall remain liable to Licensor and its affiliates for all obligations incurred prior to such termination, except for the Licensee's obligations under Section 5.

     (d) Licensor shall promptly provide Licensee with all information reasonably requested by Licensee's Compliance Committee, with respect to Licensor's (including Licensor's officers', directors' and controlling shareholders') financial condition, litigation, indictments, criminal proceedings, and the like, in which they are or may have been involved, if any, in order for Licensee's Compliance Committee to determine that no such information would disclose any fact which would jeopardize, in any manner, any gaming licenses or permits held by Licensee or its subsidiaries and affiliates with any gaming commission, board or similar regulatory agency. In the event that Licensor shall fail to so provide all such requested information, or if such information with respect to Licensor as provided by Licensor or as obtained as a result of Licensee's own investigation, discloses facts concerning Licensor which could, in the sole opinion of Licensee's Compliance Committee, jeopardize the obtaining of such gaming licenses or permits or the maintaining of such gaming licenses or permits with any gaming commission, board, or similar regulatory agency; then, Licensee shall have the right upon ten (10) days written notice to Licensor to terminate this Agreement, in which case, it will have not further affirmative obligations to Licensor, other than to give Licensor reasonable access to information disclosed. Licensor shall remain liable to Licensee and its affiliates for all obligations incurred prior to such termination.

20.  SURVIVAL AT TERMINATION:
     ------------------------

     Unless otherwise provided herein, the expiration or termination of this Agreement shall not affect one party's obligation to the other hereunder which by the nature thereof are intended to survive any such expiration or termination.

21.  MISCELLANEOUS:
     --------------

     21.01 Licensor shall have the right, at its election, to assign any of its rights or obligations hereunder, in whole or in part, to any subsidiary, affiliate, or related company, or to any person, firm or corporation owning or acquiring a substantial portion of Licensor's stock or assets, and to the extent of such assignment, Licensor shall thereafter be relieved of its obligations hereunder. Licensee shall have no right to assign or sublicense any of its rights or obligations hereunder without the written approval of Licensor.

     21.02 The entire understanding between the parties hereto relating to the subject matter hereof is contained herein. This Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by both Licensee and Licensor.

     21.03 No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein and no waiver shall be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof. Licensor and Licensee make no warranties to other except those specifically expressed herein.

     21.04 This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Licensor and the Licensee ,and the Licensor and Licensee shall have no right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

     21.05 This Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed in the State of Illinois.

     21.06 This Agreement shall not be deemed effective, final or binding upon Licensor or Licensee until signed by each of them.

     21.07 If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, either such provision will be deemed amended to conform to such laws or regulations without materially altering the intention of the parties or it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     21.08 In the event of litigation between the parties arising out of or relating to this Agreement, the prevailing party will be entitled to recover court or arbitration costs and reasonable fees of attorneys, accountants and expert witnesses incurred by such a party in connection with the action.

     21.09 Each of the parties hereto consents to the exclusive jurisdiction and venue of the state and federal courts of the State of Illinois, located in Chicago, with respect to any matter relating to this Agreement, and each party hereto consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. The parties agree that service of process may be made upon them in any manner permitted by the rules of such courts and the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

     MULTIMEDIA GAMES, INC.              WMS GAMING INC.

     By:                                 By:
         --------------------------            -----------------------------

     Title:                              Its:
           ------------------------            -----------------------------

                                   Schedule A

2257723--Stroke of Luck                       2114790--Twice the Ice
-----------------------                       ----------------------
2254313--Something for Nothing                2072652--Night & Day
------------------------------                --------------------
2251935--Xfactor                              2072651--Jitterbug
----------------                              ------------------
2251931--Palace of Riches                     2072650--Big Money Board
-------------------------                     ------------------------
2245975--Mermaid's Gold                       2072649--Pirate's Thunder
-----------------------                       -------------------------
2241976--Multi-Pay Plus Bar                   2067428--Short Circuit
---------------------------                   ----------------------
2239586--Big Bang Piggy Bankin'               2014133--Platinum FX Series
-------------------------------               ---------------------------
2237570--Filthy Rich                          2008263--Reel `Em In
--------------------                          --------------------
2223212--Play That Plays                      1971778--American Spirit
------------------------                      ------------------------
2166338--Heat Wave                            1959320--Wild and Loose
------------------                            -----------------------
2154293--Winning Streak                       1955374--Extra Point
-----------------------                       --------------------
2152963--Two Dollar Bill                      1935978--Heavy Hitter
------------------------                      ---------------------
2131215--Wild Zone                            1920998--Multi Magic
------------------                            --------------------
2131213--Quick Bucks                          1890610--Midas Magic
--------------------                          --------------------
2129481--Easy Money                           1876030--Colour of Money
-------------------                           ------------------------
2127796--Shopping Spree                       1857795--Multi-Pay Poker
-----------------------                       ------------------------
2127795--Silver Streak
----------------------
2114793--Pay'n Double
---------------------
2114792--Triple Treat
---------------------
                                   Schedule B

75-692596--Cast for Cash                      75-650094--Rampup
------------------------                      -----------------
75-691903--Socks `N Such                      75-643523--We Make Gaming Fun
------------------------                      -----------------------------
75-689744--Sudden Riches                      75-639243--Winning Bid
------------------------                      ----------------------
75-679792--Chairman of the Board              75-622923--Game Stack
--------------------------------              ---------------------
75-668081--Cash Advance                       75-622424--Perfect Match
-----------------------                       ------------------------
75-668080--Super Scatter                      75-616817--Auction House
------------------------                      ------------------------

75-570741--Money Fever                        75-386014--Rocket to Riches
-----------------------                       ---------------------------
75-540606--Jackpot Limbo                      75-385909--The Finer Things
------------------------                      ---------------------------
75-498141--Reel Big Fish                      75-385908--Road to Riches
------------------------                      -------------------------
75-498140--Reel Big Pigs                      75-385906--Real Reel Bonus Series
------------------------                      ---------------------------------
75-497874--Reel Big Progressives              75-380338--Boom
--------------------------------              ---------------
75-497872--Reel Wild Progressives             75-377396--Rock & Roll Bowl
---------------------------------             ---------------------------
75-482022--Copy Cat                           75-375059--American Reels Plus
-------------------                           ------------------------------
75-477777--Simply Wild                        75-374184--Mega Multiplier 125
----------------------                       ------------------------------
75-472272--River Belle 21                     75-349931--Top Banana
-------------------------                     ---------------------
75-460640--On a Roll                          75-342751--Instant Winner
--------------------                          -------------------------
75-453337--Build a Fortune                    75-338729--Multi-Keno
--------------------------                    ---------------------
75-453336--Roll a Fortune                     75-338718--Multi-Pay Keno
-------------------------                     -------------------------
75-451860--Roll and Win                       75-320449--American 7's Plus
-----------------------                       ----------------------------
75-445752--Once Around                        75-748626--WMS Gaming Inc.
----------------------                        --------------------------
75-440566--Big Money Wheel                    75-294770--Times Machine
--------------------------                    ------------------------
75-435603--Creature Comforts                  75-294623--Grab for Cash
----------------------------                  ------------------------
75-431423--Roll in the Dough                  75-290301--Pay `N Triple
----------------------------                  ------------------------
75-431397--Real Estate                        75-269965--Top Cat
----------------------                        ------------------
75-431396--Life of Luxury                     75-169289--Magic Show
-------------------------                     ---------------------
75-424880--Reel Rich                          75-162924--Mermaid's Treasure
--------------------                          -----------------------------
75-424875--Reels of Riches                    75-112661--Cash Machine
--------------------------                    -----------------------
75-424874--Make me Rich
-----------------------
75-402372--Jackpot Party
------------------------
75-390682--Buy-a-Pay
--------------------
75-390672--Multiplier Mayhem
----------------------------
75-390668--Party Pooper
-----------------------

                  ADDENDUM TO WMS GAMING INC. LICENSE AGREEMENT

     THIS ADDENDUM TO WMS GAMING INC. LICENSE AGREEMENT, dated December 15, 1999 (this "Addendum") is entered into and effective this 7th day of September, 2000, by and between WMS GAMING INC., a Delaware corporation with offices at 3401 N. California Avenue, Chicago, IL 60681 ("Licensor"); and MULTIMEDIA GAMES, INC., a Texas corporation with offices at 8900 Shoal Creek Blvd., Suite 300, Austin, TX 78757 ("Licensee"). Licensor and Licensee will hereafter collectively be referred to as the "Parties".

     The purpose of this Addendum is to address and clarify certain issues raised in a letter dated January 4, 2000, from MGAM's counsel on behalf of Clifton Lind and Gary Loebig to Kevin L. Verner. All provisions of the WMS Gaming Inc. License Agreement between the Parties (the "Base Agreement") not modified herein shall remain in full force and effect. All capitalized terms not defined herein shall have the meaning set forth in the Base Agreement.

     1. Sale and Distribution of Licensed Products. Pursuant to Section 4.02 of
        ------------------------------------------
the Base Agreement, Licensor hereby approves and consents to the sale and distribution of the Licensed Products, including without limitation on a purchase, lease/purchase, or rental basis as set forth in Section 3 herein, through Licensee's wholly owned subsidiary MegaBingo, Inc., a Delaware corporation ("MBI"). Licensee shall remain subject to its obligations under the Base Agreement.

     2. Outside Contractor. The Parties agree that MGAM and/or MBI, as
        ------------------
applicable, may utilize the services of Potentia Software Solutions, Inc. ("Potentia"), and its principals, Jeff Lind ("Lind") and Joe Enzminger ("Enzminger"), to assist their software engineers in the development of various games' designs, systems development and other developments related to the Licensed Products. Pursuant to Section 10.04 of the Base Agreement, Licensor hereby consents to the use of Potentia, Lind and Enzminger for such purposes; provided, however, that, pursuant to Section 17 of the Base Agreement, Potentia, Lind and Enzminger shall execute an agreement to abide by the confidentiality provisions contained in said Section 17.

     3. Revenue Participation. Pursuant to Section 1.01 of the Base Agreement,
        ---------------------
Licensor hereby approves and consents to the offer by Licensee of the Licensed Property on a "lease or revenue participation basis" subject to the terms and conditions contained in this Addendum. In the event an Indian tribe within the State of Washington desires to acquire the Licensed Property on a "purchase" or "lease/purchase" basis under MBI's form of Equipment

Agreement, then the provisions of Section 4.02 of the Base Agreement shall continue to bind the Parties and shall be unmodified by this Addendum, and Licensee shall pay Licensor the License fee of $2,500.00 per unit under the Base Agreement for each unit invoiced, distributed, placed for trial or sold by License on either a "purchase" or "lease/purchase" basis; provided, however, that any such "lease/purchase basis shall only be used to finance the purchase price of the Licensed Property on commercially reasonable terms, and that any other form of "lease/purchase" basis shall be subject to the "rental" provisions set forth below. If however, an Indian tribe within the State of Washington desires to acquire the Licensed Property on a "rental" basis under the applicable form of MBI Equipment Agreement, then Licensee shall continue to pay $2,500.00 per unit under the Base Agreement for each unit placed on a "rental" basis and the units of the License Products placed under such "rental" agreements shall continue to be credited toward the Guaranteed Minimum as set forth in Section 5 of the Base Agreement, but the payments in Section 4.02 of the Base Agreement shall be modified as follows:

(a) The "Rent" as defined under the applicable Equipment Agreement shall be paid as between Licensor and Licensee as follows:

     (i) Prior to any "split" of the Rent between Licensor and Licensee as set forth in clause (ii) immediately below, Licensee shall first recover from the payments of Rent (1) the License Fee paid to Licensor under
           Section 4.02 of the Base Agreement and (2) MBI's maintenance fee of $45 per player station per month on an ongoing basis.

     (ii) Subsequent to Licensee's receipt of the amounts set forth above, Licensor shall receive Fifty Percent (50%) of the Rent from Licensor/MBI. MBI shall retain the remaining Fifty Percent (50%) of the Rent.

     (iii) MBI shall have the right to change its rental fee and maintenance fees after thirty (30) days' prior written notice to Licensor.

     This Addendum may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.

     IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed by their duly authorized representatives as of the day and year first above written.

     MEGABINGO, INC.                     WMS GAMING, INC.

     By:                                 By:
        -------------------------            ----------------------------
     Name:                               Name:
          -----------------------             ---------------------------
     Title:                              Title:
           -----------------------              -------------------------

                  ADDENDUM TO WMS GAMING INC. LICENSE AGREEMENT

THIS ADDENDUM TO WMS GAMING INC. LICENSE AGREEMENT, dated December 15, 1999 (this "Addendum") is entered into and effective this 7th day of September, 2000, by and between WMS GAMING INC., a Delaware corporation with offices at 3401 N. California Avenue, Chicago, IL 60681 ("Licensor"); and MULTIMEDIA GAMES, INC., a Texas corporation with offices at 8900 Shoal Creek Blvd., Suite 300, Austin, TX 78757 ("Licensee"). Licensor and Licensee will hereafter collectively be referred to as the "Parties".

The purpose of this Addendum is to address and clarify certain issues raised in a letter dated January 4, 2000, from MGAM's counsel on behalf of Clifton Lind and Gary Loebig to Kevin L. Verner. All provisions of the WMS Gaming Inc. License Agreement between the Parties (the "Base Agreement") not modified herein shall remain in full force and effect. All capitalized terms not defined herein shall have the meaning set forth in the Base Agreement.

1. Sale and Distribution of Licensed Products. Pursuant to Section 4.02 of the
   ------------------------------------------
Base Agreement, Licensor hereby approves and consents to the sale and distribution of the Licensed Products, including without limitation on a purchase, lease/purchase, or rental basis as set forth in Section 3 herein, through Licensee's wholly owned subsidiary MegaBingo, Inc., a Delaware corporation ("MBI"). Licensee shall remain subject to its obligations under the Base Agreement.

2. Outside Contractor. The Parties agree that MGAM and/or MBI, as applicable,
   ------------------
may utilize the services of Potentia Software Solutions, Inc. ("Potentia"), and its principals, Jeff Lind ("Lind") and Joe Enzminger ("Enzminger"), to assist their software engineers in the development of various games' designs, systems development and other developments related to the Licensed Products. Pursuant to
Section 10.04 of the Base Agreement, Licensor hereby consents to the use of Potentia, Lind and Enzminger for such purposes; provided, however, that,
                                                -----------------
pursuant to Section 17 of the Base Agreement, Potentia, Lind and Enzminger shall execute an agreement to abide by the confidentiality provisions contained in said Section 17.

3. Revenue Participation. Pursuant to Section 1.01 of the Base Agreement,
   ---------------------
Licensor hereby approves and consents to the offer by Licensee of the Licensed Property on a "lease or revenue participation basis" subject to the terms and conditions contained in this Addendum. In the event an Indian tribe within the State of Washington desires to acquire the Licensed Property on a "purchase" or "lease/purchase" basis under MBI's form of Equipment Agreement, then the provisions of Section 4.02 of the Base Agreement shall continue to bind the Parties and shall be unmodified by this Addendum, and Licensee shall pay Licensor the License fee of $2,500.00 per unit under the Base Agreement for each unit invoiced, distributed, placed for trial or sold by License on either a "purchase" or "lease/purchase" basis; provided, however, that any such "lease/purchase basis shall only be used to finance the purchase price of the Licensed Property on commercially reasonable terms, and that any other form of "lease/purchase" basis shall be subject to the "rental" provisions set forth below. If however, an Indian tribe within the State of Washington desires to acquire the Licensed Property on a "rental" basis under the applicable form of MBI Equipment Agreement, then Licensee shall continue to pay $2,500.00 per unit under the Base Agreement for each unit placed on a "rental" basis and the units of the License Products placed under such "rental" agreements shall continue to be credited toward the

Guaranteed Minimum as set forth in Section 5 of the Base Agreement, but the payments in Section 4.02 of the Base Agreement shall be modified as follows:

(a) The "Rent" as defined under the applicable Equipment Agreement shall be paid as between Licensor and Licensee as follows:

     (i) Prior to any "split" of the Rent between Licensor and Licensee as set forth in clause (ii) immediately below, Licensee shall first recover from the payments of Rent (1) the License Fee paid to Licensor under
           Section 4.02 of the Base Agreement and (2) MBI's maintenance fee of $45 per player station per month on an ongoing basis.

     (ii) Subsequent to Licensee's receipt of the amounts set forth above, Licensor shall receive Fifty Percent (50%) of the Rent from Licensor/MBI. MBI shall retain the remaining Fifty Percent (50%) of the Rent.

     (iii) MBI shall have the right to change its rental fee and maintenance fees after thirty (30) days' prior written notice to Licensor.

This Addendum may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Any such counterpart may be executed by facsimile signature with only verbal confirmation, and when so executed and delivered shall be deemed an original and such counterpart(s) together shall constitute only one original.

IN WITNESS WHEREOF, the Parties have caused this Addendum to be executed by their duly authorized representatives as of the day and year first above written.

MEGABINGO, INC.                         WMS GAMING, INC.

By:                                     By:
   ------------------------------------    -------------------------------------

Name:                                   Name:
     ----------------------------------      -----------------------------------

Title:                                  Title:
      ---------------------------------       ----------------------------------


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